UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 January 7, 2005
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 300
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

Please refer to Item 8.01, to the extent applicable.

ITEM 3.03 Material Modification to Rights of Security Holders

Please refer to Item 8.01, to the extent applicable.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws;  Change  in  Fiscal
          Year

Please refer to Item 8.01, to the extent applicable.

ITEM 8.01 Other Events

     Generally, our charter prohibits any person from owning, directly or indirectly, in excess of 9.9% of the outstanding shares of our capital stock. If a person acquires shares in excess of such limit, the shares are considered to be "Excess Shares." Pursuant to our charter a person that acquires Excess Shares is not treated as the owner of such shares, but rather such person is deemed to hold the Excess Shares as agent on behalf of, and in trust for the exclusive benefit of, the person(s) to whom the Excess Shares may later be transferred. Moreover, to the extent permitted by law, the acquisition of Excess Shares shall be void. While holding Excess Shares, such person has no right to receive dividends or other distributions on the Excess Shares or any right to vote the Excess Shares. In addition, our board of directors has the power to either direct the holder to sell the Excess Shares or redeem the Excess Shares or, to the extent permitted by law. Our board of directors has authority to waive the 9.9% ownership limitation if it determines that a person's ownership in excess of such limitation does not jeopardize our status as a REIT for federal income tax purposes.

     Cohen & Steers Capital Management, Inc. ("Cohen & Steers") is an investment advisory firm that we believe "beneficially owns" approximately 1,897,500 common shares, representing 9% of our common shares, and 1,363,000 (non-voting) preferred shares, representing 19% of our preferred shares. The total represents 11% of our outstanding capital stock, making Cohen & Steers the largest beneficial owner of our outstanding capital stock. Under the rules of the Securities and Exchange Commission, Cohen & Steers beneficially owns our capital stock because it has the power to vote and/or the power to dispose of such shares. However, the economic owners of such shares are registered investment companies, pension trusts, individuals or other entities for whom Cohen & Steers serves as an investment adviser.

     On November 16, 2004, our board of directors authorized us to grant a limited waiver of the ownership limit to permit Cohen & Steers and its clients to beneficially own up to fifteen percent (15%) of our outstanding capital stock. On January 7, 2005, we granted the waiver to Cohen & Steers.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

         Exhibit
         Number         Description
         --------       ------------------------------------
         99.1           Limited Waiver of Excess Share Limitation

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  January 7, 2005      /s/Simon R.C. Wadsworth
                            Simon R.C. Wadsworth
                            Executive Vice President and Chief Financial Officer
                            (Principal Financial and Accounting Officer)